NEWS	FONAR CORPORATION
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1709

FONAR Announces 3rd Quarter Fiscal 2014 & Nine Month Earnings Report

•	Third Quarter Fiscal 2014 Net Revenues increased 46% to $17.0 million over Third Quarter Fiscal 2013
•	Third Quarter Fiscal 2014 Diluted Net Income per common share available to common shareholders was $0.26, an increase of 53% over Third Quarter Fiscal 2013
•	Third Quarter Fiscal 2014 Net Income was $2.1 million, an increase of 36% over Third Quarter Fiscal 2013
•	Record sixteenth (16) straight quarter of positive net income and income from operations of which most recent eleven (11) were greater than $1.5 million

MELVILLE, NEW YORK, May 15, 2014 – FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported its financial position for the period ended March 31, 2014. The Company’s two industry segments are: development, manufacturing and servicing of the UPRIGHT® Multi-Position™ MRI and management of Stand-Up® MRI (UPRIGHT® MRI) centers. The Company is known as the first Company to invent and manufacture an MRI (Magnetic Resonance) scanner. Leading the list of FONAR’s most recent patented inventions is its technology enabling full weight-bearing MRI imaging, in contrast to the conventional weightless recumbent MRI imaging. This enables, for the first time, full weight-bearing imaging of all the gravity sensitive regions of the human anatomy, e.g. the spine, brain, hip, knee, ankle, foot, shoulder, and pelvis. The FONAR UPRIGHT® Multi-Position™ MRI scanner is the world’s only MRI scanner licensed under FONAR’s multiple UPRIGHT® MRI patents to scan all the patient’s body parts in their normal full weight-bearing UPRIGHT® position.

Statement of Operations Items

Revenues increased 67% to $51.5 million for the nine month period ended March 31, 2014 from $30.8 million for the corresponding nine month period one year earlier. Revenues for the third fiscal quarter ended March 31, 2014 were $17.0 million versus $11.6 million for the corresponding quarter one year earlier.

Net Income increased 77% to $8.8 million for the nine month period ended March 31, 2014 from $5.0 million for the corresponding nine month period one year earlier. Net Income for the third fiscal quarter ended March 31, 2014 was $2.1 million versus $1.6 million for the corresponding nine month period one year earlier.

Income from Operations increased 85% to $9.7 million for the nine month period ended March 31, 2014 from $5.2 million for the corresponding nine month period one year earlier. Income from Operations for the third fiscal quarter ended March 31, 2014 was $2.3 million, an increase of 42% from $1.6 million for the corresponding nine month period one year earlier.

Diluted net income per common share available to common shareholders increased 60% to $0.96 for the nine month period ended March 31, 2014 from $0.60 for the corresponding nine month period one year earlier. Diluted net income per common share available to common shareholder for the third fiscal quarter ended March 31, 2014 was $0.26 versus $0.17 for the corresponding quarter one year earlier, an increase of 53%.

Balance Sheet Items

Total assets at the quarter ended March 31, 2014 were $76.1 million, as compared to $73.2 million at June 30, 2013.

Total liabilities at the quarter ended March 31, 2014 were $32.7 million, as compared to $35.4 million at June 30, 2013.

Total current assets at the quarter ended March 31, 2014 were $43.4 million, as compared to $37.9 million at June 30, 2013.

Total cash and cash equivalents March 31, 2014, were $9.6 million, as compared to $7.9 million at June 30, 2013.

Total current liabilities at the quarter ended March 31, 2014 were $22.2 million, as compared to $21.1 million at June 30, 2013.

Management Discussion

Raymond V. Damadian, president and chairman of Fonar Corporation, said, “We have had increased pressure due to cuts in MRI reimbursements brought about by the Affordable Care Act. Thanks to the uniqueness of our UPRIGHT® full weight-loaded MRI scans, the steadily increasing volumes at the Stand-Up® MRI scanning centers provide significant relief.

“In March, the scan volume at the MRI scanning centers we manage was 15% higher than that of March 2013, setting a new company record,” said Dr. Damadian. “I am very pleased.”

“We expect to facilitate growth of imaging centers through acquisitions, supporting new UPRIGHT® imaging centers, and increasing scan volume at our existing locations by continuing to educate the medical community about the unique diagnostic advantages of UPRIGHT® Multi-Position™ full weight-loaded MRI,” added Dr. Damadian.

Significant Events

The Company will hold its annual meeting on June 23, 2014. Dr. Raymond Damadian, president and chairman of FONAR Corporation, has issued his annual shareholder letter which can be seen on the Company’s Web site at www.fonar.com/shareholder_letter.htm.

About FONAR

FONAR (NASDAQ:FONR), Melville, NY, The Inventor of MR Scanning™, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. Since its inception, nearly 300 recumbent-OPEN MRIs and 157 UPRIGHT® Multi-Position™ MRI scanners have been installed worldwide. FONAR’s stellar product is the UPRIGHT® MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV. FONAR is headquartered on Long Island, New York.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™,Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

ASSETS

	March 31, 2014	June 30, 2013 *
Cash and cash equivalents	$9,589	$7,871
Accounts receivable – net	4,444	4,444
Accounts receivable - related party	30	—
Medical receivable – net	8,924	8,126
Management and other fees receivable – net	12,675	11,466
Management and other fees receivable – related medical practices – net	3,463	2,382
Inventories	2,510	2,077
Prepaid expenses and other current assets	1,708	1,500
Total Current Assets	43,343	37,866
Property and equipment – net	16,045	17,524
Goodwill	1,767	1,767
Other intangible assets – net	11,043	11,904
Deferred income tax asset	2,936	2,936
Other assets	1,013	1,154
Total Assets	$76,147	$73,151

* Condensed from audited financial statements

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2014	June 30, 2013 *
Current Liabilities:
Current portion of long-term debt and capital leases	$2,967	$2,886
Accounts payable	2,863	2,752
Other current liabilities	9,665	8,636
Unearned revenue on service contracts	4,873	4,965
Unearned revenue on service contracts - related party	28	—
Customer advances	1,791	1,858
Income tax payable	—	20
Total Current Liabilities	22,187	21,117
Long-Term Liabilities:
Due to related medical practices	231	231
Long-term debt and capital leases, less current portion	9,404	12,887
Deferred income tax liability	462	462
Other liabilities	433	654
Total Long-Term Liabilities	10,530	14,234
Total Liabilities	$32,717	$35,351

* Condensed from audited financial statements

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY	March 31, 2014	June 30,2013 *
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at March 31, 2014 and June 30, 2013, 313 issued and outstanding at March 31, 2014 and June 30, 2013	$—	$—
Preferred stock $.001 par value; 567 shares authorized at March 31, 2014 and June 30, 2013, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at March 31, 2014 and June 30, 2013, 6,037 and 5,981 issued at March 31, 2014 and June 30, 2013, respectively; 6,025 and 5,969 outstanding at March 31, 2014 and June 30, 2013, respectively	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227 shares authorized at March 31, 2014 and June 30, 2013, .146 issued and outstanding at March 31, 2014 and June 30, 2013	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at March 31, 2014 and June 30, 2013, 383 issued and outstanding at March 31, 2014 and June 30, 2013	—	—
Paid-in capital in excess of par value	175,023	174,499
Accumulated deficit	(153,336)	(159,655)
Notes receivable from employee stockholders	(41)	(55)
Treasury stock, at cost - 12 shares of common stock at March 31, 2014 and June 30, 2013	(675)	(675)
Total Fonar Corporation Stockholder Equity	20,972	14,115
Non controlling interests	22,458	23,685
Total Stockholders' Equity	43,430	37,800
Total Liabilities and Stockholders' Equity	$76,147	$73,151

* Condensed from audited financial statements

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED MARCH 31
REVENUES	2014	2013
Product sales – net	$478	$416
Service and repair fees – net	2,518	2,867
Service and repair fees – related parties - net	27	27
Patient fee revenue, net of contractual allowances and discounts	6,090	965
Provision for bad debts for patient fee	(2,868)	—
Management and other fees – net	8,538	5,402
Management and other fees – related medical practices – net	2,257	1,965
Total Revenues – Net	17,040	11,642
COSTS AND EXPENSES
Costs related to product sales	223	498
Costs related to service and repair fees	623	819
Costs related to service and repair fees – related parties	7	8
Costs related to patient fee revenue	1,947	791
Costs related to management and other fees	5,327	2,606
Costs related to management and other fees – related medical practices	1,318	900
Research and development	360	381
Selling, general and administrative	3,935	3,774
Provision for bad debts	981	235
Total Costs and Expenses	14,721	10,012
Income From Operations	2,319	1,630
Interest Expense	(203)	(79)
Investment Income	57	55
Other Income	39	—
Income Before Provision for Income Taxes	2,212	1,606
Provision for Income Taxes	65	25
Net Income	2,147	1,581
Net Income - Non Controlling Interests	(408)	(505)
Net Income - Controlling Interests	$1,739	$1,076
Net Income Available to Common Stockholders	$1,625	$1,005
Net Income Available to Class A Non-Voting Preferred Stockholders	$85	$53
Net Income Available to Class C Common Stockholders	$29	$18
Basic Net Income Per Common Share Available to Common Stockholders	$0.27	$0.17
Diluted Net Income Per Common Share Available to Common Stockholders	$0.26	$0.17
Basic and Diluted Income Per Share-Common C	$0.08	$0.05
Weighted Average Basis Shares Outstanding-Common Stockholders	6,022	5,937
Weighted Average Diluted Shares Outstanding	6,150	6,065
Weighted Average Basic Shares Outstanding – Class C	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	FOR THE NINE MONTHS ENDED MARCH 31,
REVENUES	2014	2013
Product sales – net	$1,261	$2,536
Service and repair fees – net	7,578	8,341
Service and repair fees – related parties - net	83	83
Patient fee revenue, net of contractual allowances and discounts	17,811	965
Provision for bad debts for patient fee	(7,130)	—
Management and other fees – net	24,955	12,946
Management and other fees – related medical practices – net	6,923	5,895
Total Revenues – Net	51,481	30,766
COSTS AND EXPENSES
Costs related to product sales	902	2,457
Costs related to service and repair fees	1,755	2,579
Costs related to service and repair fees - related parties	19	26
Costs related to patient fee revenue	5,823	791
Costs related to management and other fees	15,591	7,013
Costs related to management and other fees – related medical practices	3,808	2,568
Research and development	1,128	1,031
Selling, general and administrative	12,024	8,338
Provision for bad debts	763	735
Total Costs and Expenses	41,813	25,538
Income From Operations	9,668	5,228
Interest Expense	(682)	(258)
Investment Income	178	174
Other Expense	(113)	(13)
Income Before Provision for Income Taxes	9,051	5,131
Provision for Income Taxes	235	152
Net Income	8,816	4,979
Net Income - Non Controlling Interests	(2,497)	(1,103)
Net Income - Controlling Interests	$6,319	$3,876
Net Income Available to Common Stockholders	$5,907	$3,621
Net Income Available to Class A Non-voting Preferred Stockholders	$307	$190
Net Income Available to Class C Common Stockholders	$105	$65
Basic Net Income Per Common Share Available to Common Stockholders	$0.98	$0.61
Diluted Net Income Per Common Share Available to Common Stockholders	$0.96	$0.60
Basic and Diluted Income Per Share-Common C	$0.27	$0.17
Weighted Average Basic Shares Outstanding	6,002	5,921
Weighted Average Diluted Shares Outstanding	6,130	6,049
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383